                               KAISER FEDERAL BANK

                             EXECUTIVE NONQUALIFIED
                                 RETIREMENT PLAN










                                   Drafted By

                            Marla J. Aspinwall, Esq.
                                 Loeb & Loeb LLP
                      10100 Santa Monica Blvd., Suite 2200
                          Los Angeles, California 90067
                            Telephone: (310) 282-2377
                               Fax: (310) 282-2200
                           E-Mail: maspinwall@loeb.com

                               KAISER FEDERAL BANK

                     EXECUTIVE NONQUALIFIED RETIREMENT PLAN

     Kaiser Federal Bank, a Federal savings bank (the "Company"), hereby establishes this Executive Nonqualified Retirement Plan (the "Plan"), effective November 1, 2001 and restated effective November 1, 2003, for the purpose of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive's retirement.

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 ACCOUNT shall mean the account or accounts established for a particular Participant pursuant to Article 3 of the Plan.

     1.2 ADMINISTRATOR shall mean the person or persons appointed by the Board of Directors of the Company to administer the Plan pursuant to Article 12 of the Plan.

     1.3 BASE COMPENSATION shall mean the Participant's annual base rate of pay from the Company excluding incentive and discretionary bonuses and other non-regular forms of compensation, before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company.

     1.4 BENEFICIARY shall mean the person(s) or entity designated as such in accordance with Article 11 of the Plan.

     1.5 BONUS shall mean amounts paid to the Participant by the Company annually in the form of discretionary or incentive compensation or any other bonus designated by the Administrator before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company.

     1.6 CHANGE OF CONTROL shall mean either: (i) the dissolution or liquidation of the Company and/or K-Fed Bancorp; (ii) a reorganization, merger or consolidation of the Company and/or K-Fed Bancorp with one or more corporations as a result of which the Company or K-Fed Bancorp is not the surviving corporation; (iii) approval by the stockholders of the Company and/or K-Fed Bancorp of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company and/or K-Fed Bancorp; (iv) approval by the stockholders of the Company and/or K-Fed Bancorp of any merger or consolidation of the Company and/or K-Fed Bancorp in which the holders of voting stock of the Company and/or K-Fed Bancorp immediately before the merger or consolidation will not own fifty percent (50%) or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Board of Directors of the Company and/or K-Fed Bancorp within a twelve (12) month period, unless the election or nomination for election by

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

stockholders of each new director within such period was approved by the vote of two-thirds (2/3) (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve (12) month period.

     1.7       COMPANY shall mean Kaiser Federal Bank.

     1.8 COMPANY CONTRIBUTIONS shall mean contributions made by the Company to the Plan on behalf of the Participant pursuant to Article 2 of the Plan.

     1.9 COMPANY CONTRIBUTIONS ACCOUNT shall mean the Account established to hold Company Contributions on behalf of the Participant pursuant to Article 3 of the Plan.

     1.10 CREDITING RATE shall mean the notional gains and losses credited on the Participant's Account balance which are based on the Participant's choice among the investment alternatives made available by the Administrator pursuant to Article 3 of the Plan.

     1.11 DEFERRAL CONTRIBUTIONS shall mean elective deferrals made by the Participant to hold the Plan pursuant to Article 2 of the Plan.

     1.12 DEFERRAL CONTRIBUTIONS ACCOUNT shall mean the Account established on behalf of the Participant to hold the Participant's Deferral Contributions pursuant to Article 3 of the Plan.

     1.13 DISABILITY shall mean any cessation of the Participant's employment with the Company as a result of a physical or mental condition which prevents the Participant from performing the normal duties of his or her current employment. If a Participant makes application for disability benefits under the Social Security Act or under a Company sponsored long term disability plan, as then in effect, and qualifies for such benefits, he/she shall be presumed to qualify as totally and permanently disabled under this Plan. The Administrator may require that the Participant submit proof to the Company of a determination by the Social Security Administration or insurance carrier of eligibility for disability benefits.

     1.14 DISTRIBUTION DATE shall mean the date by which a lump sum payment shall be made or the date by which installment payments shall commence. Unless otherwise specified, the Distribution Date shall be on or before the last day of month following the month in which the event triggering the payout occurs or the last day of the first month of a Plan Year for which a distribution is elected. In the case of death, the event triggering payout shall be deemed to occur upon the date the Administrator is provided with the documentation reasonably necessary to establish the fact of the Participant's death.

     1.15 ELIGIBLE EXECUTIVE shall mean a senior officer or other management or highly compensated executive of the Company selected by the Administrator to be eligible to participate in the Plan.

     1.16 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.17 FINANCIAL HARDSHIP shall mean the Participant's or his dependent's (as defined in Section 152(a) of the Internal Revenue Code) sudden and unexpected illness or accident, the

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

Participant's sudden and unexpected property casualty loss, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, which is not covered by insurance and may not be relieved by cessation of Plan deferrals or by the liquidation of the Participant's assets, provided that such liquidation would not cause a severe Financial Hardship, and which is determined to qualify as a Financial Hardship by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

     1.18 PARTICIPANT shall mean an Eligible Executive who has elected to participate and has completed a Participant Election Form pursuant to Article 2 of the Plan. Participation shall commence on the first day of the first Plan Year following completion of the Participant Election Form.

     1.19 PARTICIPANT ELECTION FORM shall mean the written agreement to make a deferral submitted by the Participant to the Administrator on a timely basis pursuant to Article 2 of the Plan. The Participant Election Form may take the form of an electronic communication followed by appropriate written confirmation according to specifications established by the Administrator.

     1.20      PLAN YEAR shall mean the calendar year.

     1.21 QUALIFIED PLAN shall mean the Kaiser Federal Retirement Savings Plan as amended from time to time.

     1.22 RETIREMENT shall mean Termination of Employment on or after the Retirement Eligibility Date.

     1.23 RETIREMENT ELIGIBILITY DATE shall mean the date on which the Participant attains age sixty (60).

     1.24 SCHEDULED WITHDRAWAL shall mean the distribution elected by the Participant pursuant to Article 7 of the Plan.

     1.25 SCHEDULED WITHDRAWAL ACCOUNT shall mean the Account established pursuant to Article 3 to hold amounts subject to a Scheduled Withdrawal election pursuant to Article 7 of the Plan.

     1.26 TERMINATION OF EMPLOYMENT shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, including as a result of the Participant's Retirement or death, or to the extent provided in Article 6 of the Plan, Disability.

     1.27 UNSCHEDULED WITHDRAWAL shall mean a distribution elected by the Participant pursuant to Article 8 of the Plan.

     1.28 VALUATION DATE shall mean the date through which earnings are credited and shall be the last day of the month coinciding with or immediately preceding the month in which the payout or other event triggering the Valuation occurs.

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

     1.29 WITHDRAWAL PENALTY shall mean the ten percent (10%) penalty deducted from an Account which is forfeited to the Company as a result of an Unscheduled Withdrawal pursuant to Article 8 of the Plan.

     1.30 YEARS OF SERVICE shall mean "years of vesting service" as such term is defined in the Qualified Plan.

                                    ARTICLE 2

                                  PARTICIPATION

     2.1 ELECTIVE DEFERRAL. Each year, a Participant may elect to defer a whole percentage of Base Compensation and/or Bonus earned during the Plan Year up to a maximum percentage established by the Administrator for such Plan Year. The Administrator may further limit the maximum or the minimum amount of deferrals by any Participant or group of Participants in its sole discretion.

     2.2 PARTICIPANT ELECTION FORM. In order to make a deferral, an Eligible Executive must submit a Participant Election Form to the Administrator during the enrollment period established by the Administrator prior to the beginning of the period during which the Base Compensation or Bonus is earned, except that with respect to the first Plan Year, the Participant shall submit a Participant Election Form within thirty (30) days of adoption of the Plan by the Board of Directors of the Company. The Administrator may establish a special enrollment period for Eligible Executives hired or promoted to eligibility during a Plan Year to allow deferrals of Base Compensation or Bonus earned during the balance of such Plan Year after such enrollment period. The Participant shall be required to submit a new Participant Election Form on a timely basis in order to change the Participant's deferral election for a subsequent Plan Year. If no Participant Election Form is filed during the prescribed enrollment period, the Participant's election for the prior Plan Year shall continue in force for the next Plan Year.

     2.3 DISCRETIONARY COMPANY MATCHING CONTRIBUTIONS. On or before the first day of each Plan Year, the Company, in its sole discretion, may choose to match Participant deferrals for such Plan Year under terms and conditions specified by the Administrator. If the Company elects to match Participant deferrals for a particular Plan Year, such matching contributions may be credited to the Participant's Company Contribution Account at any time on or before the last day of January following such Plan Year, in the complete and sole discretion of the Administrator.

                                    ARTICLE 3

                                    ACCOUNTS

     3.1 PARTICIPANT ACCOUNTS. Solely for recordkeeping purposes, one or more Accounts shall be maintained for each Participant: a Deferral Account, a Company Contributions Account and one or more Scheduled Withdrawal Accounts. The Participant's elective deferrals under Section 2.1 shall be credited to the Deferral Account or a Scheduled Withdrawal Account as directed by the Participant at the time such amounts would otherwise have been paid to the

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

Participant. The Company Contribution Account shall be credited with Company Contributions as directed by the Administrator pursuant to Section 2.3. Accounts shall be deemed to be credited with notional gains or losses as provided in
Section 3.2 from the date the deferral is credited to the Account through the Valuation Date.

     3.2 CREDITING RATE. The Crediting Rate on amounts in a Participant's Account shall be based on the Participant's choice among the investment alternatives made available from time to time by the Administrator. The Administrator shall establish a procedure by which a Participant may elect to have the Crediting Rate based on one or more investment alternatives. Such procedure shall allow Participants to change investment elections at least quarterly and to elect to have Accounts automatically rebalanced according to investment elections at least quarterly. The Participant's Account balance shall reflect the investments selected by the Participant. If an investment selected by a Participant sustains a loss, the Participant's Account shall be reduced to reflect such loss. The Participant's choice among investments shall be solely for purposes of calculation of the Crediting Rate. If the Participant fails to elect an investment alternative, the Crediting Rate shall be based on the investment alternative selected for this purpose by the Administrator. The Company shall have no obligation to set aside or invest funds as directed by the Participant and, if the Company elects to invest funds as directed by the Participant, the Participant shall have no more right to such investments than any other unsecured general creditor. During payout, the Participant's Account shall continue to be credited at the Crediting Rate selected by the Participant from among the investment alternatives or rates made available by the Administrator for such purpose. Installment payments shall be recalculated annually by dividing the account balance by the number of payments remaining without regard to anticipated earnings or in any other reasonable manner as may be determined from time to time by the Administrator.

     3.3 VESTING OF ACCOUNTS. The balances of the Participant's Deferral Contributions Account and Scheduled Withdrawal Account shall be fully vested at all times. The balance of the Participant's Company Contributions Account shall be vested based on the Participant's Year of Service according to the following schedule:


                       Completed Years         Percentage of
                          of Service          Crediting Rating
                    ---------------------  ----------------------

                    Less than 2                      0%

                    2 but less than 3               20%

                    3 but less than 4               40%

                    4 but less than 5               60%

                    5 but less than 6               80%

                    6 or more                      100%


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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

     Notwithstanding the foregoing, the Participant's Company Contributions Account shall be fully vested in the event of a Termination of Employment as a result of the Participant's Retirement, Disability or death. In the event of the Participant's Termination of Employment prior to completion of six (6) Years of Service, the Participant shall forfeit to the Company the unvested balance of the Participant's Company Contributions Account.

     3.4 STATEMENT OF ACCOUNTS. The Administrator shall provide each Participant with statements at least annually setting forth the Participant's Account balance as of the end of each year.

                                    ARTICLE 4

                                    BENEFITS

     4.1 RETIREMENT BENEFITS. In the event of the Participant's Retirement, the Participant shall be entitled to receive an amount equal to the total balance of the Participant's Account credited with notional earnings as provided in Article 3 through the Valuation Date. The benefits shall be paid in annual payments over five (5) years unless the Participant makes a timely election to have the benefit paid in a single lump sum or in annual installments over a specified period of not more than ten (10) years. Payments shall begin on the Distribution Date following Retirement. An election to change the form of benefit payout may be made at any time prior to Retirement by submitting to the Administrator the form provided for such purpose, but elections shall not be effective unless made no less than thirteen (13) calendar months prior to Retirement.

     4.2 TERMINATION BENEFIT. Upon Termination of Employment other than by reason of Retirement, Disability, or death, the Participant shall be entitled to receive an amount equal to the total balance of the Participant's Account credited with notional earnings as provided in Article 3 through the Valuation Date. The benefits shall be paid in a single lump sum unless the Participant makes a timely election to have the benefits paid in annual installments over a specified period of not more than five (5) years. Payments shall begin on the Distribution Date following Termination of Employment. An election to change the form of benefit payout may be made at any time prior to Termination of Employment by submitting to the Administrator the form provided for such purpose, but elections shall not be effective unless made no less than thirteen
(13) calendar months prior to termination of employment.

     4.3 SMALL BENEFIT EXCEPTION. Notwithstanding the foregoing, in the event the sum of all benefits payable to the Participant is less than or equal to five thousand dollars ($5,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payable on the last day of the month in which such benefits first become payable.

                                    ARTICLE 5

                                 DEATH BENEFITS

     5.1 SURVIVOR BENEFIT BEFORE BENEFITS COMMENCE. If the Participant dies prior to commencement of benefits under Article 4, the Company shall pay to the Participant's Beneficiary a death benefit equal to the total balance on death of the Participant's Account

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

credited with notional earnings as provided in Article 3 through the Valuation Date. The death benefit shall be paid in a single lump sum on the Distribution Date following the date the Participant's death is established by reasonable documentation.

     5.2 SURVIVOR BENEFIT AFTER BENEFITS COMMENCE. If the Participant dies after benefits have commenced under Article 4, the Company shall pay to the Participant's Beneficiary an amount equal to the remaining benefits payable to the Participant under the Plan over the same period such benefits would have been paid to the Participant.

     5.3 SMALL BENEFIT EXCEPTION. Notwithstanding the foregoing, in the event the sum of all benefits payable to a Beneficiary is less than or equal to five thousand dollars ($5,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payable on the last day of the month in which such benefits first become payable.

                                    ARTICLE 6

                                   DISABILITY

     6.1 DISABILITY. In the event of Disability, deferred elections shall cease. In the event of Termination of Employment by reason of Disability, the Participant shall be entitled to receive the benefits provided under Article 4.1 of the Plan as if the Participant had qualified for Retirement.

                                    ARTICLE 7

                              SCHEDULED WITHDRAWAL

     7.1 ELECTION. The Participant may make an irrevocable election on the Participant Election Form at the time of making a deferral to take a Scheduled Withdrawal from the Scheduled Withdrawal Account established for such purpose, including any earnings credited thereon. The Participant may elect to receive the Scheduled Withdrawal in any Plan Year on or after the third Plan Year following the enrollment period in which such Scheduled Withdrawal is elected and may elect to have the Scheduled Withdrawal distributed in annual installments over a period of up to six (6) years. The Participant may irrevocably elect to make additional deferrals into an existing Scheduled Withdrawal Account in subsequent Plan Years but may not change the Scheduled Withdrawal date for an Account containing previously deferred amounts. The Participant may establish separate Scheduled Withdrawal Accounts with different payout dates, for example, for college education expenses of separate dependents.

     7.2 TIMING OF SCHEDULED WITHDRAWAL. The Scheduled Withdrawal shall be paid by the Company to the Participant commencing on the Distribution Date of the Plan Year elected and continuing over the period elected by the Participant. Notwithstanding the foregoing, in the event of Termination of Employment prior to the date elected for the Scheduled Withdrawal, the Scheduled Withdrawal shall be paid in the form provided in Articles 4 or 5 of the Plan applicable to such Termination of Employment.

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

                                    ARTICLE 8

                             UNSCHEDULED WITHDRAWAL

     8.1 ELECTION. A Participant (or, after the Participant's death, a Beneficiary) may take an Unscheduled Withdrawal from an Account at any time. The Unscheduled Withdrawal shall be paid no later than the last day of the month following the month in which the Unscheduled Withdrawal is requested. After an Unscheduled Withdrawal, a Participant's deferrals shall cease and the Participant shall not be allowed to make a new deferral election until the enrollment period following one full calendar year from the date of the Unscheduled Withdrawal. Only one Unscheduled Withdrawal shall be permitted in each Plan Year.

     8.2 WITHDRAWAL PENALTY. There shall be a Withdrawal Penalty deducted from the Account prior to an Unscheduled Withdrawal from such Account equal to ten percent (10%) of the Unscheduled Withdrawal.

                                    ARTICLE 9

                         FINANCIAL HARDSHIP DISTRIBUTION

     9.1 FINANCIAL HARDSHIP DISTRIBUTION. Upon a finding that the Participant (or, after the Participant's death, a Beneficiary) has suffered a Financial Hardship, the Administrator may in its sole discretion, accelerate distributions of benefits or approve reduction or cessation of current deferrals under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. After a distribution based on Financial Hardship from either this Plan or the Qualified Plan, a Participant's deferrals under this Plan shall cease and the Participant shall not be allowed to make a new deferral election until the enrollment period following one full calendar year from the date of such Financial Hardship distribution.

                                   ARTICLE 10

                        AMENDMENT AND TERMINATION OF PLAN

     10.1 AMENDMENT OR TERMINATION OF PLAN. The Company may, at any time, direct the Administrator to amend or terminate the Plan, except that no such amendment or termination may reduce a Participant's Account balance. If the Company terminates the Plan, the date of such termination shall be treated as a Termination of Employment for the purpose of calculating Plan benefits and the Company shall pay to the Participant a termination benefit equal to the vested balance on Termination of Employment of all of the Participant's Accounts credited with notional earnings as provided in Article 3 through the Valuation Date in the form of a single lump sum payable on the last day of the month following the month in which termination of the Plan occurs.

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

                                   ARTICLE 11

                                  BENEFICIARIES

     11.1 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Administrator during the Participant's lifetime on a form prescribed by the Administrator.

     11.2 REVISION OF DESIGNATION. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations.

     11.3 SUCCESSOR BENEFICIARY. If the primary Beneficiary dies prior to complete distribution of the benefits provided in Article 5, the remaining Account balance shall be paid to the contingent Beneficiary elected by the Participant in the form of a lump sum payable no later than the last day of the month following the month in which the primary Beneficiary's death is established.

     11.4 ABSENCE OF VALID DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 12

                        ADMINISTRATION/CLAIMS PROCEDURES

     12.1 ADMINISTRATION. The Plan shall be administered by the Administrator, which shall have the exclusive right and full discretion (i) to interpret the Plan, (ii) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies, or admissions), (iii) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (iv) to make all other determinations necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. All interpretations of the Administrator with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No member of the Administrator shall be liable for any determination, decision, or action made in good faith with respect to the Plan. The Company will indemnify and hold harmless the members of the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

     12.2 CLAIMS PROCEDURE. Any Participant, former Participant or Beneficiary may file a written claim with the Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Administrator shall determine the validity of the claim and communicate a decision to the claimant promptly and, in

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant shall be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant shall have up to one hundred and eighty (180) days to supplement the claim information, and the claimant shall be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and (iv) an explanation of the procedure for further reviewing the denial of the claim.

     12.3 REVIEW PROCEDURES. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review shall be undertaken by the Administrator and shall be a full and fair review. The claimant shall have the right to review all pertinent documents. The Administrator shall issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based and shall include an explanation the claimants right to submit the claim for binding arbitration pursuant to Section 14.13.

                                   ARTICLE 13

                         CONDITIONS RELATED TO BENEFITS

     13.1 NONASSIGNABILITY. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Those benefits shall be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

     13.2 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

     13.3 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the

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KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan. In the event of the Participant's suicide during the first two (2) years in the Plan, or if the Participant makes any material misstatement of information or non-disclosure of medical history, then no benefits shall be payable to the Participant under the Plan, except that benefits may be payable in a reduced amount in the sole discretion of the Administrator.

     13.4 WITHHOLDING. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

     13.5 ASSUMPTIONS AND METHODOLOGY. The Administrator shall establish the actuarial assumptions and method of calculation used in determining the present or future value of benefits, earnings, payments, fees, expenses or any other amounts required to be calculated under the terms of the Plan. The Administrator shall also establish reasonable procedures regarding the form and timing of installment payments.

     13.6 TRUST. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan. Notwithstanding the foregoing, upon a Change of Control of the Company, the Company shall make a contribution to an irrevocable "rabbi" trust to provide for payment of benefit previously accrued under the Plan equal to the following:

               (a) one hundred and ten percent (110%) of the present value of all vested and unvested accrued benefits payable to Participants or beneficiaries under the Plan on a pre-tax basis; plus

               (b) the present value of all reasonably anticipated fees and expenses (including reasonably anticipated legal expenses) of the Trust for the duration of the Trust, which shall be presumed to be at least two percent (2%) of the amount in paragraph (a) unless the Trustee determines that a greater number is appropriate; less

               (c) the current fair market value of all the assets held in the Trust immediately before such contribution.

KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

                                   ARTICLE 14

                                  MISCELLANEOUS

     14.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     14.2 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

     14.3 GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     14.4 CAPTIONS. The captions of the articles, paragraphs and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     14.5 VALIDITY. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

     14.6 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

     14.7 NOTICE. Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Administrator, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Administrator.

     14.8 ERRORS IN BENEFIT STATEMENT OR DISTRIBUTIONS. In the event an error is made in a benefit statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event of an error in a distribution, the Participant's Account shall, immediately upon the discovery of such error, be adjusted to reflect such under or over payment and, if possible, the next distribution shall be adjusted upward or downward to correct such prior error. If the remaining balance of a Participant's Account is insufficient to cover an erroneous overpayment, the Company may, at its discretion, offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense

KAISER FEDERAL BANK EXECUTIVE NONQUALIFIED RETIREMENT PLAN

reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law) to recoup the amount of such overpayment(s).

     14.9 ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

     14.10 APPLICABLE LAW. In the event any provision of, or legal issue relating to, this Plan is not fully preempted by ERISA, such issue or provision shall be governed by the laws of the State of California, without regard to conflict of law provisions.

     14.11 ARBITRATION. Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures under Article 12 shall be settled by arbitration in accordance with the applicable Employment Dispute Resolution Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this ______________ day of ___________, __________.


                                            Kaiser Federal Bank,
                                            a Federal savings bank



                                            By__________________________________

                                            Title_______________________________